EXECUTION COPY FEE LETTER FOR ISSUANCE OF PAYMENT INSTRUMENTS FROM: Citibank Europe Plc, a company incorporated in Ireland (with company registration number 132781) whose registered office is at 1 North Wall Quay, Dublin 1, Republic of Ireland (the “Bank"). TO: Hamilton Re, Ltd., a company incorporated in Bermuda (with company registration number 46635) whose registered office is at Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda (the "Company"). DATE: December 27, 2018 Dear Sirs 1. Facility Agreement: We refer to the Facility Agreement, as constituted by (i) the master agreement for issuance of payment instruments dated 5 December 2018 between the Company and the Bank (the “Master Agreement”) and (ii) the facility letter addressed by the Bank to the Company dated on or about the date of this Fee Letter (the "Facility Letter"). Unless otherwise indicated, capitalised words used in this Fee Letter shall have the same meanings given to them in the Master Agreement. This Fee Letter forms part of the Facility Documents, as contemplated by the Master Agreement. 2. Fee letter: This is the Fee Letter referred to in the Facility Agreement, in respect of the Uncommitted Facility, and sets out the fees that the Company shall pay the Bank in consideration for providing the Facility and issuing Payment Instruments. 3. Quarter Dates: In this letter, "Quarter Dates" shall mean each of the following dates in any calendar year: 31 March, 30 June, 30 September and 31 December, save that if such date is not a Business Day, then the relevant Quarter Date shall be the preceding Business Day. 4. Utilisation fee 4.1 In relation to each Payment Instrument, the Company shall pay to the Bank a continuing fee as follows (a) of a percentage per annum as set out in paragraph 4.2 below (b) payable in the Base Currency (c) calculated on that Payment Instrument's Outstanding Value on daily basis (and where it is not denominated in the Base Currency, calculated on the Base Currency Equivalent (as at the Quarter Date at the end of the relevant quarter) of its maximum face value (whether drawn or not)) (d) for the period starting on its Issue Date and ending on its expiry date or such later date when the Bank shall have no further obligations under it (e) payable quarterly in arrear calculated up to and including each Quarter Date (f) calculated and accruing on a daily basis (g) as determined by the Bank and notified to the Company and (h) payable no later than close of business on the seventh Business Day after the Bank so notifies the Company. 4.2 The percentage per annum shown below in relation to such part of any Payment Instrument supported by (as notionally allocated by the Bank) Collateral (as defined in the Facility Letter) of the type shown below. Type of Collateral Fee (% p.a.) Cash Deposits held in the account with Securities Intermediary [***] Securities issued by an OECD Country (the "Organisation for Economic Co-operation and Development") Government or US Government or issued by its agencies that are fully and explicitly guaranteed as to the timely payment of principal and interest by the full faith and credit of the OECD Country Government or US Government, rated (i) AAA or AAA equivalent or better for OECD Country Government issuers and (ii) AA+ or AA+ equivalent or better for the issuers in the US Government [***] Securities issued by an OECD Country (the "Organisation for Economic Co-operation and Development") Government or US Government or issued by its agencies that are fully and [***] Exhibit 10.19.1

- 2 - explicitly guaranteed as to the timely payment of principal and interest by the full faith and credit of the OECD Country Government or US Government, rated AA or AA equivalent or better Such notional allocation shall be carried out by the Bank on the Quarter Day falling at the end of the relevant quarter and with any notional currency conversions into the Base Currency also calculated on the same day, and the Bank shall minimise the fees payable by the Company by allocating any Payment Instrument (or part thereof) against any unallocated collateral of a type with the lowest fees first. For the purposes of the above: • “Cash Deposits” shall mean any cash deposit owned by the Company and the subject of a perfected exclusive first ranking Security Interest held by the Bank • “OECD Country Government” shall mean any current member states of the Organisation for Economic Co-operation and Development • “Securities” shall mean any securities owned by the Company and the subject of a perfected exclusive first ranking Security Interest held by the Bank • “Securities Intermediary” shall have the meaning assigned to it in the collateral account control agreement dated 5 December 2018 among the Pledgor, the Pledgee and Securities Intermediary • “US Government” shall mean the Federal Government of the United States of America 5. Remittances: Without prejudice to clause 13.2 (Debit authority to the Bank) of the Master Agreement, each Fee shall be paid into such account of the Bank as it may notify the Company from time to time. 6. No refunds: No fee paid pursuant to this Fee Letter shall be refundable by the Bank in any circumstances. 7. Confidentiality: Both parties agree to keep the contents of this Fee Letter (including the amount of any fees referred to in this Fee Letter) confidential and agrees not to disclose such contents to any person, except that the foregoing shall not prevent the Company from making any disclosure (a) required by applicable law or competent court, or pursuant to any regulatory process, (b) to its directors, officers, employees, consultants or those of any Group Member (c) to its auditors and actuaries, and(d) to its legal advisers, accountants or other professional advisers. 8. Data protection. 8.1 Compliance with law. Each party will comply with applicable data protection and privacy laws in processing personal data in connection with its activities under this Fee Letter. Without limiting the foregoing, the Company warrants that: (i) any personal data that it provides to the Bank has been processed fairly and lawfully, is accurate and is relevant for the purposes for which it is provided to the Bank; (ii) it shall provide notice to, and shall seek consent from (and promptly upon the Bank’s request shall provide evidence to the Bank of having provided such notices and/or obtained such consents), data subjects regarding the Bank’s processing of their personal data , in each case to the extent required by applicable data protection or privacy laws. The Company acknowledges that it can access the relevant TTS EEA Privacy Statement at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as the Bank may notify to the Company from time to time).. 8.2 Mutual cooperation. Each party will promptly notify, and reasonably cooperate with and provide information to, the other party in respect of any data subject requests, communications from supervisory authorities, or material security incidents relating to the processing of personal data under this Fee Letter, in each case to the extent reasonably necessary to enable the other party to meet its obligations to data subjects and/or supervisory authorities.